UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

K•Swiss Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

31248 Oak Crest Drive

Westlake Village, California 91361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 22, 2007

To the Stockholders of

K•Swiss Inc.:

The Annual Meeting of Stockholders of K•Swiss Inc. (the “Company”) will be held at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Tuesday, May 22, 2007 at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

(1) For holders of Class A Common Stock to elect two directors, and for holders of Class B Common Stock to elect four directors, in each case to serve one-year terms ending in 2008, or until their successors are elected and qualified.

(2) To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2007.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 26, 2007 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority in voting interest of the Company’s outstanding Common Stock must be present in person or be represented by proxy.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 10, 2007

K•SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 22, 2007

GENERAL INFORMATION ON THE MEETING

This Proxy Statement is being mailed on or about April 10, 2007 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K•Swiss Inc., a Delaware corporation (“K•Swiss” or the “Company”), for use at the Annual Meeting of Stockholders of the Company, which is to be held on Tuesday, May 22, 2007 at 10:00 a.m., Los Angeles time at the K•Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, and any adjournment or postponement thereof.

The entire cost of soliciting proxies will be borne by the Company, including expenses incurred in connection with preparing and mailing the proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company’s stock.

RECORD DATE AND VOTING

Only stockholders of record at the close of business on March 26, 2007 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. As of the Record Date, 26,556,934 shares of Class A Common Stock and 8,100,128 shares of Class B Common Stock were outstanding, all of which shares are entitled to be voted at the meeting. As of the Record Date, 2,257,161 shares of Class A Common Stock were issued but held by the Company as treasury shares and are not entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. At the meeting, holders of shares of Class A Common Stock will be entitled to elect two members of the Company’s Board of Directors, and holders of shares of Class B Common Stock will be entitled to elect the remaining four members of the Company’s Board of Directors. With respect to the election of directors or matters to which a class vote is required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of a class of the Company’s Common Stock is necessary to constitute a quorum for the election of directors to represent such class or for such other matters requiring a class vote. With respect to matters other than the election of directors or matters to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

A stockholder giving a proxy may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the Annual Meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy. The Company intends to disclose the results of the vote of the Annual Meeting by May 31, 2007.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under the Restated Certificate of Incorporation and the Restated Bylaws of the Company, two (2) directors out of a total of six (6) are to be elected at the 2007 Annual Meeting of Stockholders by the holders of Class A Common Stock to serve one-year terms expiring at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The remaining four (4) directors are to be elected at the 2007 Annual Meeting of Stockholders by the holders of Class B Common Stock to serve one-year terms expiring at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless authority to vote for a certain nominee is withheld by an indication thereon, the Class A Common Stock proxy will be voted to re-elect David Lewin and Mark Louie, and the Class B Common Stock proxy will be voted to re-elect Steven Nichols, George Powlick, Lawrence Feldman and Stephen Fine, in all cases to serve until the 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The Company has no reason to believe that any of those named will not be available as a candidate. However, if such a situation should arise, the proxies may be voted for the election of other nominees as directors at the discretion of the person acting pursuant to the proxies. Certain information regarding the nominees for election by the holders of Class A Common Stock and the holders of Class B Common Stock is set forth below.

The vote of a plurality of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a plurality of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the four directors to be elected by the holders of Class B Common Stock.

Nominees for Election by Class A Common Stockholders at the 2007 Annual Meeting

Name	Age at December 31, 2006	Position with Company	Director Since
David Lewin	63	Director	2001
Mark Louie	50	Director	2003

Nominees for Election by Class B Common Stockholders at the 2007 Annual Meeting

Name	Age at December 31, 2006	Position with Company	Director Since
Steven Nichols	64	Chairman of the Board, Chief Executive Officer and President	1987
George Powlick	62	Vice President—Finance, Chief Operating Officer, Chief Financial Officer, Secretary and Director	1990
Lawrence Feldman	64	Director	1987
Stephen Fine	58	Director	2000	(1)

(1)	Mr. Fine previously served as a director of the Company from 1987 to August 1998.

Principal Occupations of Class A and Class B Nominees During Last Five Years

Steven Nichols has been President, Chief Executive Officer and Chairman of the Board of the Company since 1987. From 1980 to 1986, Mr. Nichols was a director and Vice-President—Merchandise of Stride Rite Corp., a footwear manufacturer and holding company. In addition, Mr. Nichols was President of Stride-Rite Footwear from 1982 to 1986. From 1979 to 1982, Mr. Nichols served as an officer and President of Stride Rite Retail Corp., the largest retailer of branded children’s shoes in the United States. From 1962 through 1979, Mr. Nichols was an officer of Nichols Foot Form Corp., which operated a chain of New York retail footwear stores.

George Powlick, Vice-President—Finance, Chief Financial Officer and Secretary since January 1988, Director since 1990 and Chief Operating Officer since September 2004, joined the Company in January 1988. Mr. Powlick is a certified public accountant and was an audit partner in the independent public accounting firm of Grant Thornton LLP from 1975 to 1987.

Lawrence Feldman, a Director of the Company, has been President of the Rug Warehouse, Inc., a New York City oriental rug retailer and wholesaler, since 1977 and Vice-President of Loom & Weave, LLC, a wholesaler of collectible antique textiles and rugs, since 2000. From 1973 to 1977, Mr. Feldman was Vice-President for Design and Product Development for Hart Schaffner & Marx, a clothing manufacturer and retailer.

Stephen Fine, a Director of the Company, has been a Director, President and Chief Operating Officer of The Biltrite Corporation, a supplier of rubber and plastics products used in footwear, flooring and industrial applications, since 1985. From 1982 to 1985, Mr. Fine served as Executive Vice-President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine was a Director of Maxwell Shoe Company Inc., a manufacturer of women’s casual and dress footwear from April 1994 to July 2004.

David Lewin, a Director of the Company, is the Neil Jacoby Professor of Management, Human Resources and Organizational Behavior as well as Senior Associate Dean for the MBA Program at The John E. Anderson Graduate School of Management at the University of California at Los Angeles. Mr. Lewin has been a professor at UCLA since 1990. Beginning in 2006, Mr. Lewin has served as a Director of the National Academy of Human Resources, a non-profit organization. Since 1975, Mr. Lewin has consulted with business and non-business enterprises on a range of human resource management issues, including consulting on employment matters for LECG, LLC, an international consultancy firm providing expert testimony and analysis in wage and hour, antitrust, industrial organization and related litigation, since 2003. Since 1992, Mr. Lewin has also been a General Partner with Competitive Advantage Partners, a consulting firm.

Mark Louie, a Director of the Company, is the Managing Director of C. M. Capital Corporation, an Advisor to a Hong Kong based family with investments in the U.S. and throughout the world since September 2006. In connection with this position, Mr. Louie is a general partner of the Mingly China Growth Fund, LP, a Cayman Islands exempted limited partnership that invests in primarily private companies in the Greater China Area. From December 2004 to September 2006, Mr. Louie was a Senior Vice President – Business Development and Strategy for C.M. Capital Corporation. Beginning February 2000, Mr. Louie has been a Managing Member and Chief Financial Officer of TechFund Europe Management, LLC and affiliated entities (“TechFund”), an early stage venture capital investor. Beginning February 2004, Mr. Louie has provided financial consulting services to various businesses and companies, affiliated with or independent of C. M. Capital Corporation or TechFund. From 1983 to 2000, Mr. Louie was a Vice-President in the Investment Banking Division of Goldman Sachs Group, Inc.

Independence of the Board of Directors

The Company has established standards of independence for the Board of Directors that comply with the standards of independence set forth in the Marketplace Rules of the Nasdaq Stock Market. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or its subsidiaries or any other individual who has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

•	is not, and has not within the past three years, been employed by the Company or any of its subsidiaries;

•

has not accepted, and whose immediate family member has not accepted, any payments from the Company or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the past three years, other than the following:

(i)	compensation for service on the Board of Directors or any committee of the Board of Directors;

(ii)	payment arising solely from investment in the Company’s securities;

(iii)	compensation paid to a member of the director’s immediate family who is a non-executive employee of the Company or any of its subsidiaries;

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v)	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•

is not, and whose immediate family member is not, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

is not, and whose immediate family member is not, an executive officer of another entity where at any time during the last three years any of the Company’s executive officers served on the compensation committee of such entity; and

•

is not, and whose immediate family member is not, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

Additionally, to be considered “independent,” members of the Audit Committee must not accept, directly or indirectly, any consulting, advisory or other compensatory fees from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

The Board of Directors has determined that a majority of the Board of Directors is independent. Messrs. Lawrence Feldman, Stephen Fine, David Lewin and Mark Louie are “independent” directors under these standards.

Stock Ownership and Corporate Governance Guidelines

Pursuant to a recommendation of the Corporate Governance and Nominating Committee in 2005, the full Board of Directors adopted a non-binding stock ownership guideline for directors, recommending that each director own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for the year ended December 31, 2010. The Board of Directors encourages each director to meet such guideline within the noted timeframe. Prior to accepting any other assignment on the board of directors of a for-profit entity, members of the Board of Directors must seek and receive prior approval from the Corporate Governance and Nominating Committee. Additionally, the Corporate Governance and Nominating Committee continues to review and evaluate potential enhancements to the Company’s corporate governance philosophy and structure, including the adoption of corporate governance guidelines.

Meetings of the Board of Directors and Committees

The Board of Directors held seven formal meetings during fiscal 2006 and took action on one matter by unanimous written consent. Each Director attended at least 75% of the meetings of the Board of Directors and the Board Committees of which he was a member. Directors are expected to attend the annual meetings of stockholders. Last year all directors attended this meeting.

The Board of Directors has the following standing committees: the Compensation and Stock Option Committee (“Compensation Committee”), the Audit Committee and the Corporate Governance and Nominating Committee (“Governance Committee”).

Compensation and Stock Option Committee

The Compensation Committee is composed of Messrs. Feldman, Fine (Chairman) and Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent directors” within the standards adopted by the Board of Directors and the Marketplace Rules of the Nasdaq Stock Market. This Committee met four times during fiscal 2006.

The Compensation Committee’s purpose is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and produce the annual report on executive compensation for inclusion in the Company’s proxy statement. The duties and responsibilities of the Compensation Committee, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•

administer and make recommendations to the Board of Directors with respect to the Company’s incentive-based compensation and equity-based compensation plans, including the directors’ compensation plans;

•

review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;

•

oversee the Company’s overall compensation structure, policies and programs with respect to the executive officers (other than the Chief Executive Officer) disclosed in the Summary Compensation Table included in this proxy and assess whether that compensation structure establishes appropriate incentives for such executive officers; and

•	perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board of Directors or the Compensation Committee deems appropriate.

In overseeing these plans, the Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee. The Chief Executive Officer and Chief Financial Officer are active in setting compensation packages. See discussion in “Compensation Discussion and Analysis.”

The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of director, Chief Executive Officer or senior executive compensation, and to approve the consultant’s fees and other retention terms. In 2006, the Compensation Committee did not retain any such compensation consultants.

The Compensation Committee charter is available on K•Swiss’ website at www.k-swiss.com.

Audit Committee

The Audit Committee is composed of Messrs. Feldman (Chairman), Fine and Louie. The Board of Directors has determined that Messrs. Feldman, Fine and Louie are “independent directors” within the standards adopted by the Board of Directors and the Marketplace Rules of the Nasdaq Stock Market and also meet the requirements set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that Mr. Louie qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K in the Exchange Act. The Audit Committee charter is available on K•Swiss’ website at www.k-swiss.com. This committee met six times during fiscal 2006.

Corporate Governance and Nominating Committee

The Governance Committee is composed of Messrs. Feldman (Chairman), Fine and Lewin. The Board of Directors has determined that Messrs. Feldman, Fine and Lewin are “independent directors” within the standards adopted by the Board of Directors and the Marketplace Rules of the Nasdaq Stock Market. The Governance Committee charter is available on K•Swiss’ website at www.k-swiss.com. This committee met once during fiscal 2006.

Executive Sessions of Independent Directors

During fiscal 2006, the Company’s independent directors met regularly in executive sessions outside the presence of management and intend to do so in fiscal year 2007 as well. Such executive sessions are generally held in conjunction with each regularly scheduled meeting of the Board of Directors. The Board of Directors has not formally appointed a single director to preside as lead director of these executive sessions. Instead, various independent directors preside at such sessions from time to time depending on the nature of the topics discussed. The independent directors have discussed the issue of executive management succession planning. Communications to the independent directors may be sent to independent directors c/o Corporate Secretary, K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

Annual Evaluations and Director Education

Pursuant to the terms of their charters, the Compensation, Audit and Governance Committees evaluate their performance and assess the adequacy of their respective charters annually. Additionally, the Company’s policy is to provide an orientation process for new directors, including a review of background material on the Company, meetings with senior management and a briefing on key issues facing the Company.

Communications with the Board of Directors

Any stockholder interested in communicating with members of the Board of Directors, any of its committees, the independent directors as a group or the Board of Directors as a whole, may send written communications to the Board of Directors or any of the Directors to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Vote Required and Board Recommendation

The vote of a plurality of the shares of Class A Common Stock voting at the Annual Meeting (with each share entitled to one vote) is required for the election of the two directors to be elected by the holders of Class A Common Stock. The vote of a plurality of the shares of Class B Common Stock voting at the Annual Meeting (with each share entitled to ten votes) is required for the election of the four directors to be elected by the holders of Class B Common Stock. The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The appointment of auditors is approved annually by the Audit Committee of the Board of Directors. Grant Thornton LLP has been selected by the Audit Committee for fiscal year 2007. In making its appointment, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year.

Grant Thornton LLP was the Company’s certified public accountant for fiscal year 2006. During fiscal year 2006, the Company also engaged Grant Thornton LLP to render certain non-audit professional services involving general consultations, as further described below.

Each professional service performed by Grant Thornton LLP during fiscal 2006 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the Securities and Exchange Commission. Representatives of Grant Thornton LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

Audit Committee Pre-approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Grant Thornton LLP. Specifically, the Audit Committee has pre-approved the use of Grant Thornton LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain international corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Grant Thornton LLP. These limits and amounts are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee has designated the Company’s Corporate Controller to monitor the performance of all services provided by the independent auditor, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures and to report to the Audit Committee on a periodic basis on the results of its monitoring. All audit, audit-related, tax and other non-audit services described below were pre-approved pursuant to this policy.

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s financial statements for the year ended December 31, 2006. The following table sets forth fees for services Grant Thornton LLP provided during fiscal years 2006 and 2005:

	2006	2005
Audit fees(1)	$640,300	$530,100
Audit-related fees(2)	7,400	6,200
Tax fees(3)	13,700	7,300
All other fees(4)	—	—

Total	$661,400	$543,600

(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally and Sarbanes-Oxley internal control attestation.

(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor that are not included in Audit fees.

(3)	Represents fees for tax compliance.

(4)	Represents fees for all other services.

The Audit Committee of the Company’s Board of Directors has selected Grant Thornton LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2007, and the Audit Committee recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed each professional service described above, has considered the possible effect of such service on the independence of the firm, and has determined that such services have not affected Grant Thornton LLP’s independence. Notwithstanding this selection, the Audit Committee of the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee believes such a change would be in the best interest of the Company and its stockholders. If there is a negative vote on ratification, the Audit Committee of the Board of Directors will reconsider its selection.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required to ratify the Audit Committee’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the nomination, the Audit Committee will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company as of March 26, 2007 with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers (as defined in the “Compensation Discussion and Analysis” section, below) appearing in the Summary Compensation Table below, and (iv) all directors and officers as a group:

Name or Identity of Group and Address(1)	Class A			Class B
	Number of Shares Beneficially Owned(2)		Percent of Class A(3)	Number of Shares Beneficially Owned		Percent of Class B(3)
Directors and named executive officers:
Steven Nichols	—		—%	7,482,662	(4)	92.4%
George Powlick	251,936	(5)	0.9	—		—
Lawrence Feldman	9,560	(6)	0.0	416,132	(7)	5.1
Stephen Fine	9,000	(8)	0.0	—		—
David Lewin	4,234	(9)	0.0	—		—
Mark Louie	3,000	(10)	0.0	—		—
Lee Green	12,000	(11)	0.0	—		—
David Nichols	315,066	(12)	1.2	63,240	(13)	0.8
Brian Sullivan	61,400	(14)	0.2	—		—
All Directors and Officers as a Group (11 persons)	682,863		2.5	7,962,034		98.3
Other Principal Stockholders:
Nichols Family Trust	—		—	7,419,430	(15)	91.6
Royce & Associates, LLC	3,661,318	(16)	13.8	—		—
1414 Avenue of the Americas New York, NY 10019
Barclays Global Investors, NA	2,723,702	(17)	10.3	—		—
45 Fremont Street San Francisco, CA 94105
Third Avenue Management LLC	2,305,078	(18)	8.7	—		—
622 Third Avenue New York, NY 10017
Oppenheimer Capital LLC	1,925,232	(19)	7.2	—		—
1345 Avenue of the Americas New York, NY 10105

(1)	Unless otherwise indicated, all addresses are c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.

(2)	If shares of Class B Common Stock are owned by the named person or group, the number of shares reflected in this column excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

(3)	Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (26,556,934) and on the total number of shares of Class B Common Stock outstanding (8,100,128) as of March 26, 2007, respectively, plus, where applicable, shares issuable to the person or entity being reported upon exercise of options within sixty days after March 26, 2007. Percentages do not include 2,257,161 shares of Class A Common Stock held by the Company as treasury shares as of March 26, 2007.

(4)

Consists of 63,232 shares of Class B Common Stock, which are held by a trust, of which Steven Nichols is the trustee, for the benefit of a related individual and 7,419,430 shares of Class B Common Stock, which are held by the Nichols Family Trust, of which Steven Nichols is a co-trustee. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by these trusts, are also shown as beneficially owned by Mr. Nichols.

(5)	Includes options to acquire 250,800 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(6)	Includes options to acquire 4,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(7)	Consists of 243,504 shares of Class B Common Stock, which are held by the David Nichols Investment Trust, of which Lawrence Feldman and his wife are the trustees, and 172,628 shares of Class B Common Stock, which are held by a trust, of which Lawrence Feldman and his wife are the trustees, for the benefit of an unrelated individual.

(8)	Includes options to acquire 4,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(9)	Includes options to acquire 4,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(10)	Includes options to acquire 2,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(11)	Consists of options to acquire 12,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(12)	Consists of options to acquire 315,066 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(13)	Such shares are held by a trust, of which David Nichols is the trustee, for the benefit of a related individual.

(14)	Includes options to acquire 40,000 shares of Class A Common Stock, which options are exercisable within sixty days after March 26, 2007.

(15)	Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares are also shown as beneficially owned by Mr. Nichols.

(16)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on January 22, 2007.

(17)	Based solely upon information contained in a Schedule 13G, as amended, filed with the Securities and Exchange Commission on February 13, 2007.

(18)	Based solely upon information contained in a Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2007.

(19)	Based solely upon information contained in a Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy

The Company operates in an industry that is highly competitive. There are several footwear marketers, including companies that are larger and have substantially greater resources (financial and otherwise) than the Company, with whom the Company competes for executive talent. The personnel the Company strives to attract, retain and motivate are often in high demand among these footwear companies and other branded consumer goods companies, and have competing employment opportunities. As a result, the Company must offer attractive compensation packages to new employees as well as offer incentives to motivate and retain existing employees.

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate executive management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consists of a base salary, potential for an annual bonus directly linked to individual and overall Company performance and the grant of stock incentive awards intended to encourage the achievement of superior results over time and to further align executive officer and stockholder economic interests. Other elements of executive compensation include paying insurance premiums and certain limited perquisites.

The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s named executive officers, which include the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company. These five individuals are listed in the Summary Compensation Table on page 15 of this proxy statement. The Compensation Committee administers the Company’s incentive-based compensation and equity-based compensation plans, reviews and approves corporate goals and objectives relevant to the Company’s compensation to the Chief Executive Officer and the other named executive officers, evaluates their performance in light of these goals and objectives, and sets their compensation levels and the size and vesting period of stock-based awards based on this evaluation. In August 2004, the Board of Directors approved a five year employment agreement with Mr. S. Nichols, commencing January 1, 2006 and ending December 31, 2010 (the “Employment Agreement”).

The Compensation Committee is also responsible for approving stock option and other stock incentive awards, reviewing and approving the design of other benefit plans and reviewing and recommending employment and severance agreements, including change-in-control provisions, plans or agreements for all executive officers.

Base Salary

The salaries of the Company’s named executive officers were established at the outset by considering the salaries of similar executives of comparably-sized companies both within and outside the industry in which the Company operates around the date of hire. This market information regarding salaries generally has been provided to the Company on a case-by-case basis by executive search firms that the Company retains when hiring new executive officers. Moreover, the search firms may make specific recommendations as to salary level for a particular executive being recruited based on the search firm’s experience and knowledge of the market.

Under the Employment Agreement, Mr. Nichols received an annual salary of approximately $915,000 during fiscal year 2006 and will receive cost of living increases during each subsequent year thereafter. Mr. Nichols’ 2006 salary increased approximately 3% over his 2005 salary. The base salary of the Chief Financial Officer is reviewed annually by the Chief Executive Officer, while base salaries of the other named executive officers are reviewed annually by the Chief Executive Officer and Chief Financial Officer. While increases to base salaries may be approved on the basis of, among other attributes, the individual’s past performance and future potential, in general the only increases made to base salaries are a cost of living increase in the realm of 3%, as was the case in fiscal year 2006. The reason for this practice is that the Company relies more heavily on incentive-based compensation than base salaries to continually motivate its named executive officers.

Bonuses

From time to time, special discretionary bonuses may be made to named executive officers based on a number of different factors, however, as discussed above, the Company generally relies on incentive-based compensation to motivate its named executive officers. For fiscal year 2006, the Chief Executive Officer and Chief Financial Officer approved discretionary bonuses for Messrs. D. Nichols and Sullivan. These bonuses are shown in the Summary Compensation Table on page 15 of this proxy.

EVA Incentive Program

Each named executive officer participates in the Company’s Economic Value Added (“EVA”) Incentive Program, which rewards participants for increases in Economic Profit generated from one year to the next. Economic Profit is the Company’s net operating profit after taxes minus a charge for operating capital. The objectives of the EVA Incentive Program are:

•	To link the creation of stockholder value with individual and group goals;

•	To recognize and reward individual performances based on absolute and relative contributions; and

•	To provide an award opportunity as part of a competitive total compensation program to enable the Company to attract, retain and motivate its named executive officers.

The Compensation Committee believes that EVA represents a key financial indicator of stockholder value and is an appropriate measure of the Company’s financial performance. The EVA Incentive Program is a formula driven incentive plan that is based on two factors:

(1)	a Bonus Target, which is a percentage of the named executive officer’s base salary; and

(2)	a Financial Performance Factor, that corresponds to increases or decreases in Economic Profit; this financial performance factor can be positive or negative.

These two factors determine the Bonus Declaration. Each year, the Bonus Declaration, which may be positive or negative, is placed in a notional account called the EVA Bank from which the EVA Award is made to the named executive officers. The EVA Bank:

•	Links cumulative pay to cumulative performance by reserving a portion of negative or exceptionally positive Bonus Declarations;

•	Consistently extends the named executive officer’s time horizon forward when making business decisions; and

•	Smooths the ups and downs of the business cycle.

The EVA Award (i.e. amount paid out) is limited to the EVA Bank balance or bonus target, whichever is smaller, plus one third of any excess EVA Bank balance, after deducting the aforementioned bonus target, limited to one additional bonus target. In addition, a participant may not be paid more than $2,000,000 under the EVA Incentive Program in any given year. Remaining EVA Bank balances are carried forward to the next year and are subject to forfeiture if the named executive officer leaves the Company or there are decreases in subsequent years’ Economic Profit. Based on the above discussion, if a Bonus Declaration is negative, an EVA Award nonetheless may be paid if the named executive officer has a positive EVA Bank balance at the end of a fiscal year. The EVA Incentive Program is designed so that amounts paid under it qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.

For fiscal year 2006, each named executive officer’s Bonus Declaration was negative, however, because each had positive EVA Bank balances at the end of 2006, each named executive officer received an EVA Award equaling at least one bonus target.

Stock Incentive Plan

The Compensation Committee approves grants of all stock options to named executive officers based primarily upon a subjective evaluation of their past individual performance and future ability to influence the Company’s long-term growth and profitability and secondarily upon the Company’s recent economic performance. In addition, the number of stock options already held by a named executive officer is also considered. To assist the Compensation Committee in its determination, the Chief Executive Officer and the Chief Financial Officer make recommendations as to the appropriate grant size for the other named executive officers. Options are generally granted at current market values (Nasdaq’s closing price of the Company’s Class A Common Stock on the date of grant) and generally vest over a five-year period or longer after the date of option grant. The Compensation Committee may make exceptions to its general practice with respect to the pricing and vesting of stock option grants in special cases, for example, as a means to incentivize new hires to join the Company. In connection with the Employment Agreement, in August 2004, Mr. Nichols received a grant of 50,000 options to purchase shares of the Company’s Class A Common Stock at an exercise price equal to the current fair market value on the date of grant. In fiscal year 2006, a review of total compensation for the named executive officers was performed and it was determined, based on the factors discussed above, not to issue new stock options to named executive officers.

401(k) and Profit Sharing Plan

The 401(k) and Profit Sharing Plan (the “Plan”) is a tax-qualified defined contribution plan in which all U.S.-based personnel are eligible to participate. Under the 401(k) portion of the Plan, the Company makes non-discretionary matching contributions in an amount equal to 33.33% of the employee contribution, subject to a maximum of $250 of eligible compensation contributed to the Plan. Under the Profit Sharing portion of the Plan, the Company may make annual discretionary profit sharing contributions in an amount determined by the Board of Directors. The named executive officers participate in the Plan and receive matching 401(k) and profit sharing contributions thereunder to the same extent as all other U.S.-based personnel of the Company.

Non-Qualified Deferred Compensation

In 1997, the Company established a Deferred Compensation Plan that accepted deferrals of salaries and/or bonuses for certain named executive officers for fiscal years 1998 through 2000. Irrevocable elections relating to the deferral amounts and distribution dates were made by each participant before the beginning of each plan year. No deferrals have been accepted since the 2000 plan year and the Deferred Compensation Plan is closed to future deferrals. Amounts in the account balances of the named executive officers are shown in the Non-Qualified Deferred Compensation Table on page 18 of this proxy.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Company periodically reviews the levels of other personal benefits provided to named executive officers.

Certain named executive officers are provided either use of a Company automobile or a car allowance. Named executive officers have certain insurance premiums fully paid by the Company. The perquisites provided to the named executive officers during fiscal year 2006 are shown in the Summary Compensation Table on page 15 of this proxy.

Termination Arrangements

The Company has no agreements with its named executive officers that require payments to be made upon a change-in-control of the Company, and no agreements with its named executive officers that provide for accelerated or special vesting rights for stock-based awards upon termination of such named officers. However, upon certain termination events, Mr. S. Nichols may be entitled to payments in accordance with his Employment Agreement as follows:

•

If Mr. Nichols’ employment is terminated by reason of his death, then the Company shall pay to his beneficiaries an amount equal to one year of Mr. Nichols’ current salary and an EVA Award for the year of death, and if his death occurs after June 30 in any given year prior to 2010, an EVA Award for the year immediately following the year in which he died.

•

If Mr. Nichols’ employment is terminated by reason of his incapacity, and if such incapacity is not covered by disability insurance provided by the Company, Mr. Nichols will receive an amount equal to one year of his current salary and an EVA Award in the first year of incapacity, and if his incapacity occurs after June 30 in any given year prior to 2010, an EVA Award for the year immediately following the year in which the incapacity occurred.

•

If Mr. Nichols terminates his employment for good reason (as defined in the Employment Agreement), the Company will pay to Mr. Nichols, as liquidated damages, severance at an amount equal to Mr. Nichols’ annual salary and EVA Awards that Mr. Nichols would have received from the termination date through December 31, 2010.

Tax Implications

The Compensation Committee intends to design the Company’s compensation programs to conform with Section 162(m) of the Internal Revenue Code and related regulations so that total compensation paid to its named executive officers will not exceed $1 million in any one year, except for compensation payments in excess of $1 million that qualify as “performance-based.” However, the Company may pay compensation which is not deductible in limited circumstances when the Compensation Committee or the Board of Directors determines it is in the best interests of the Company to do so. There were no such payments in fiscal year 2006.

FISCAL YEAR 2006 SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to total compensation paid by the Company during the year ended December 31, 2006 to the named executive officers.

(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Name and Principal Position	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)(6)	Total ($)
Steven Nichols	$915,083	$—	$77,119	$860,032	$79,024	$52,416	$1,983,674
President and Chief Executive Officer
Lee Green	200,896	—	14,600	80,358	—	24,116	319,970
Corporate Counsel
David Nichols	217,797	33,400	105,125	88,695	—	24,906	469,923
Executive Vice President
George Powlick	300,217	—	166,363	241,093	53,438	27,709	788,820
Vice-President—Finance, Chief Financial Officer, Chief Operating Officer
Brian Sullivan	197,095	33,400	17,549	118,257	10,338	35,305	411,944
Vice-President—National Accounts

(1)	For Messrs. D. Nichols and Sullivan, this amount represents a discretionary bonus which was paid in fiscal year 2006.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share Based Payment,” which is discussed in the Company’s Annual Report on Form 10-K filed on February 22, 2007. The relevant assumptions used in this valuation are based on the following:

Option Grant Date	Expected Life (years)	Expected Volatility	Risk Free Rate	Expected Dividend Yield
February 21 and August 3, 2000	7	60.0%	5.9%	0.3%
March 28, July 9, August 1 and October 10, 2001	8	58.9	4.9	0.2
February 13 and July 25, 2002	6	58.7	3.8	0.2
July 25, 2002	7	58.7	3.8	0.2
January 9, 2003	7	58.3	3.4	0.2
January 9, 2003	8	57.1	3.6	0.2
April 3, 2003	7	57.6	3.0	0.2
July 25 and August 12, 2003	7	57.1	3.4	0.2
May 6, 2004	8	55.6	4.4	0.5
May 6, 2004	9	55.1	4.4	0.5
August 2, 2004	10	54.1	4.1	0.5
September 24, 2004	6	58.3	3.6	0.5

(3)	Represents the EVA Award, which was approved by the Board of Directors and paid out of the named executive officers’ positive EVA bank balances, despite a negative Bonus Declaration for fiscal year 2006.

The balances in the EVA Bank accounts at the end of 2005 for the named executive officers were as follows: Steven Nichols—$3,406,417, Lee Green—$198,419, David Nichols—$397,200, George Powlick—$949,192 and Brian Sullivan—$530,589.

As a result of the Company’s 2006 performance, the following negative Bonus Declarations were deducted from each named executive officers EVA Bank accounts as follows: Steven Nichols—$1,924,422, Lee Green—$35,569, David Nichols—$305,351, George Powlick—$526,130 and Brian Sullivan—$87,896.

The balances in the EVA Bank accounts at the end of 2006 for the named executive officers were as follows: Steven Nichols—$621,963, Lee Green—$82,492, David Nichols—$3,153, George Powlick—$181,969 and Brian Sullivan—$324,436. Based on the Company’s future performance, the named executive officers may or may not be paid these balances.

See also further disclosure in the Grants of Plan Based Awards Table below.

(4)	Represents above-market interest earned on deferred compensation.

(5)	The amount includes for each named executive officer, the Company’s 401(k) matching and Profit Sharing Plan contributions accrued in the stated year. The amount also includes medical premiums and medical related benefits paid on behalf of each named executive officer.

(6)	For Messrs. S. Nichols, Powlick and Green, the amount includes term life insurance premiums for the benefit of the named executive officer. For Messrs. S. Nichols and Sullivan, the amount includes the value attributable to personal use of a Company-provided automobile (as calculated in accordance with applicable Internal Revenue guidelines) and a car allowance, respectively.

FISCAL YEAR 2006 GRANTS OF PLAN BASED AWARDS

The following table sets forth information with respect to the Company’s EVA Incentive Program for fiscal year 2006. The table does not include information on equity-based awards because no options to purchase the Company’s Class A Common Stock were granted during the year ended December 31, 2006 to the named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
(A)	(B)	(C)
Name	Target ($)(2)	Maximum ($)(3)
Steven Nichols	$549,050	$1,098,100
Lee Green	40,179	80,358
David Nichols	87,119	174,238
George Powlick	150,109	300,218
Brian Sullivan	59,128	118,256

(1)	The information presented relates to the Company’s EVA Incentive Program. The EVA Incentive Program does not have a threshold, but rather, is based on a continuous scale according to which the Bonus Declaration can be negative. Accordingly, no threshold column is shown.

(2)	Each named executive officer has a bonus target which is a percentage of current salary.

(3)	This represents the maximum amount that can be paid out in any given year, equal to two times the bonus target.

FISCAL YEAR 2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to option awards, granted under the 1990 Stock Option Plan and 1999 Stock Incentive Plan, held by the named executive officers as of December 31, 2006.

Option Awards
(A)	(B)	(C)	(D)	(E)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date(2)
Steven Nichols	—	50,000	$18.18	8/02/2014	(3)
Lee Green	2,000 6,000 2,667 — — — —	— — 1,333 4,000 4,000 4,000 4,000	2.53 2.53 5.99 8.93 11.17 12.85 19.26	2/21/2010 2/21/2010 10/10/2011 7/25/2012 1/09/2013 4/03/2013 5/06/2014	(4) (8) (11) (15) (9) (6) (12)
David Nichols	36,399 200,000 66,667 8,000 — —	— — 33,333 4,000 10,000 40,000	3.19 6.39 7.05 8.56 8.93 17.62	5/18/2010 3/28/2011 7/09/2011 2/13/2012 7/25/2012 7/25/2013	(4) (4) (8) (4) (13) (6)
George Powlick	140,800 30,000 40,000 — — — —	— — 40,000 40,000 40,000 5,000 40,000	8.03 2.53 6.39 8.28 17.62 19.26 19.01	4/20/2009 2/21/2010 3/28/2011 8/01/2011 7/25/2013 5/06/2014 9/27/2014	(4) (7) (5) (6) (6) (6) (7)
Brian Sullivan	14,400 10,000 10,000 12,000 4,000 — — —	— — — — — 4,000 4,000 6,000	2.05 2.53 2.53 4.50 6.39 8.93 11.17 18.50	10/20/2007 2/21/2010 2/21/2010 8/03/2010 3/28/2011 7/25/2012 1/09/2013 8/12/2013	(8) (4) (8) (8) (4) (16) (14) (10)

(1)	The option exercise price is equal to the Nasdaq closing price of the Company’s Class A Common Stock on the grant date.

(2)	Options expire ten years from the date of grant. Options generally vest over a certain period of time from the date of grant, unless otherwise noted.

(3)	Options vest 33% at three and four years, and 34% at five years from January 1, 2006.

(4)	Options vest 33% at three, four and five years from grant date.

(5)	Options vest 50% at five and six years from grant date.

(6)	Options vest 100% at seven years from grant date.

(7)	Options vest 100% at five years from grant date.

(8)	Options vest 33% at four, five and six years from grant date.

(9)	Options vest 100% at six years from February 1, 2003.

(10)	Options vest 33% at five, six and seven years from grant date.

(11)	Options vest 33% at three, four and five years from March 1, 2002.

(12)	Options vest 50% at seven and eight years from grant date.

(13)	Options vest 50% at five and six years from February 1, 2003.

(14)	Options vest 100% at seven years from February 1, 2003.

(15)	Options vest 100% at five years from February 1, 2003.

(16)	Options vest 100% at four years from February 1, 2003.

FISCAL YEAR 2006 OPTION EXERCISES

The following table sets forth information with respect to stock options exercised during the year ended December 31, 2006 by the named executive officers.

	Option Awards
(A)	(B)	(C)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Steven Nichols	—	$—
Lee Green	—	—
David Nichols	59,600	1,752,062
George Powlick	39,200	1,087,125
Brian Sullivan	10,000	273,105

(1)	Represents the difference between the aggregate strike price of the option and the fair market value of the Company’s Class A Common Stock purchased upon exercise, using a broker-executed trade on the open market.

FISCAL YEAR 2006 NONQUALIFIED DEFERRED COMPENSATION

The following table reflects the activity during the year ended December 31, 2006 and the ending balances at December 31, 2006 for the Deferred Compensation Plan.

(A)	(B)	(C)
Name	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Steven Nichols	$245,415	$3,313,099	(3)
Lee Green	—	—
David Nichols	—	—
George Powlick	134,491	1,628,837	(4)
Brian Sullivan	26,018	315,102	(5)

(1)	Amount includes the above-market interest earned on deferred compensation, which is also disclosed in the Summary Compensation Table on page 15 of this proxy.

(2)	All named executive officers are fully vested in their balances. All vested amounts are payable to each named executive officer upon termination from the Company at the election of the participant.

(3)	This represents amounts contributed from 1998 through 2000 and interest earned on those contributions. If employment is terminated by death or upon retirement, payments will be made in 120 monthly installments. If employment is terminated by reason other than by death or retirement, payments will be made in 60 monthly installments.

(4)	This represents amounts contributed from 1998 through 2000 and interest earned on those contributions. If employment is terminated by death, payments will be made in 60 monthly installments. If employment is terminated by retirement, payments will be made in 120 monthly installments. If employment is terminated by reason other than by death or retirement, payments will be made in 60 monthly installments.

(5)	This represents amounts contributed from 1998 through 2000 and interest earned on those contributions. If employment is terminated by death or upon retirement, payments will be made in 60 monthly installments. If employment is terminated by reason other than by death or retirement, payments will be made in 36 monthly installments.

FISCAL YEAR 2006 DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, the Company considers the amount of time that Directors spend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. The Company reviews the level of non-employee director compensation on a periodic basis based on a number of different factors, including publicly available information describing director compensation in peer companies. As discussed above in the section “Stock Ownership and Corporate Governance Guidelines,” each director must own, no later than December 31, 2010 (or five years after a director first joins the Board of Directors, whichever is later), an amount of Class A Common Stock of the Company equal to four times the cash retainer the Company pays each director for the year ended December 31, 2010. Employee directors receive no additional compensation for their services as a director.

Remuneration of Directors

During fiscal 2006, all non-employee directors were paid the following for services on the Board of Directors and its committees:

	Annual Retainer	Regular Quarterly Meeting
Board of Directors	$25,000	$2,000
Audit Committee	4,000	1,000
Audit Committee Chairman	10,000	—
Compensation and Stock Option Committee	2,000	—
Corporate Governance and Nominating Committee	3,000	—

All non-employee directors were reimbursed for necessary expenses for attending these meetings.

Stock Option Program

Under the 1999 Stock Incentive Plan, the Company may grant stock options to non-employee directors under this Plan. In fiscal year 2006, it was determined not to issue new stock options to non-employee directors.

FISCAL YEAR 2006 DIRECTOR COMPENSATION TABLE

The following table sets forth information with respect to total compensation paid by the Company during fiscal year 2006 to each member of the Board of Directors.

(A)	(B)		(C)	(D)
Name(1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(8)	Total ($)
Lawrence Feldman	$54,000	(3)	$15,499	$69,499
Stephen Fine	46,000	(4)	15,499	61,499
David Lewin	38,000	(5)	15,499	53,499
Mark Louie	41,000	(6)	21,136	62,136
Martyn Wilford	2,000	(7)	15,499	17,499

(1)	Messrs. S. Nichols and Mr. Powlick, both directors of the Company, have been omitted from this table since they receive no compensation for their services as directors. The compensation received by Messrs. Nichols and Powlick as employees of the Company is shown in the Summary Compensation Table on page 15 of this proxy.

(2)	At December 31, 2006, each Director had the following number of options outstanding: Mr. Feldman—12,000; Mr. Fine—12,000; Mr. Lewin—12,000; Mr. Louie—12,000 and Mr. Wilford—none.

(3)	Mr. Feldman is the Chairman of the Audit Committee and is also a member of the Compensation Committee and the Governance Committee.

(4)	Mr. Fine is the Chairman of the Compensation Committee and is also a member of the Audit Committee and the Governance Committee.

(5)	Mr. Lewin is a member of the Compensation Committee and the Governance Committee.

(6)	Mr. Louie is a member of the Audit Committee.

(7)	Mr. Wilford did not stand for re-election in May 2006. The amount paid to Mr. Wilford represents compensation for attendance of one Board of Directors meeting held in February 2006.

(8)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share Based Payment,” which is discussed in the Company’s Annual Report on Form 10-K filed on February 22, 2007. The relevant assumptions used in this valuation are based on the following:

Option Grant Date	Expected Life (years)	Expected Volatility	Risk Free Rate	Expected Dividend Yield
April 3, 2003	7	57.6%	3.0%	0.2%
August 12, 2003	7	57.1	3.4	0.2
October 22, 2003	8	56.2	3.8	0.4
May 6, 2004	8	55.6	4.4	0.5
May 19, 2005	4	41.2	3.7	0.6

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities of K•Swiss are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of December 31, 2006:

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	2,246,515	$12.30	1,227,561
Equity compensation plans not approved by security holders	—	—	—

Total	2,246,515	$12.30	1,227,561

BOARD OF DIRECTORS COMMITTEES

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on K•Swiss’ website at www.k-swiss.com. The purpose of the Governance Committee, among other things, is to identify individuals qualified to become the directors elected by the holders of Class A Common Stock (consistent with criteria approved by the Board of Directors), recommend to the Board of Directors director candidates to be elected by the holders of Class A Common Stock for election at the annual meeting of stockholders, develop and recommend to the Board of Directors a set of corporate governance principles and perform a leadership role in shaping the Company’s corporate governance.

The Governance Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside counsel, experts and other advisors as the Governance Committee deems appropriate to assist it in the performance of its functions.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees. Its general policy is to assess the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies of the directors to be elected by the holders of Class A Common Stock are anticipated, or otherwise arise, the Governance Committee considers various potential candidates to fill such vacancies. Candidates may come to the attention of the Governance Committee through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. The Board of Directors considers properly submitted stockholder nominations for candidacy.

In evaluating such nominations, like all nominations, the Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with K•Swiss’ interests. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board of Director membership and should be addressed to the Corporate Governance and Nominating Committee, c/o K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary. Stockholder nominations must be proposed in accordance with the Company’s Restated Bylaws. Following verification of the stockholder status of persons recommending candidates to the Governance Committee, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance Committee.

Corporate Governance and Nominating Committee

Lawrence Feldman, Chairman

Stephen Fine

David Lewin

Dated: March 26, 2007

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2006 as required by Item 402(b) of Regulation S-K under the Exchange Act with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Stock Option Committee

Stephen Fine, Chairman

Lawrence Feldman

David Lewin

Dated: March 26, 2007

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates same by reference.

Compensation Committee Interlocks and Insider Participation

Directors Feldman, Fine and Lewin comprise the Compensation Committee and are independent directors, none of who have served as a present or former employee of the Company. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee, which is available on K•Swiss’ website at www.k-swiss.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal control system. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed with the independent registered public accounting firm by Codification of Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Company’s independent registered public accounting firm provided the Audit Committee written disclosures and the letter required by Independence Standards Board Standards No. 1, “Independent Discussions with Audit Committees,” and the Audit Committee has discussed with its independent registered public accounting firm that accounting firm’s independence from management. The Audit Committee also considered whether the non-audit services provided by its independent registered public accounting firm during the last fiscal year were compatible with maintaining the accounting firm’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Lawrence Feldman, Chairman

Stephen Fine

Mark Louie

Dated: March 26, 2007

CODE OF ETHICS

K•Swiss has adopted a “Code of Ethics,” which is applicable to K•Swiss directors, the chief executive officer and senior financial officers, including the principal accounting officer. K•Swiss has also adopted a “Code of Ethics” which is applicable to directors, officers and employees. Both “Codes of Ethics” are available on K•Swiss’ website at www.k-swiss.com. K•Swiss intends to post amendments to or waivers under the Codes of Ethics at this location on its website. Upon written request, K•Swiss will provide a copy of the “Codes of Ethics” free of charge. Requests should be directed to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Secretary.

CERTAIN TRANSACTIONS

David Nichols, Executive Vice President, is the son of Steven Nichols, the Chairman, Chief Executive Officer and President of the Company. David Nichols has held various other positions with the Company since 1995, including Executive Vice President of K•Swiss Sales Corp., President of K•Swiss Europe BV and President of K•Swiss Direct Inc.

Steven Nichols is a Director and the Chairman, President and sole member of the 324 Foundation, a California nonprofit public benefit corporation, which makes contributions to Section 501(c)(3) educational and charitable organizations. George Powlick and David Nichols, are also directors of the 324 Foundation. K•Swiss Inc. contributed $150,000 to the 324 Foundation for each of the years ended December 31, 2006, 2005 and 2004.

RELATED PARTY TRANSACTIONS

The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions and has adopted, in February 2007, the Company’s “Related Party Transaction Policies and Procedures” (the “Policy”). The Board of Directors has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify (as applicable) any transaction with a related party in which the aggregate amount involved is expected to be less than $100,000. A summary of each new transaction pre-approved by the Chairman of the Audit Committee pursuant to this policy shall be provided to the Audit Committee for review at its next regularly scheduled meeting. Under the Policy, for transactions with a related party in which the aggregate amount involved is expected to exceed $100,000, the Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate. No director shall participate in any discussion or approval of a transaction for which he is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee. During 2006, there were no related transactions between the Company and its executive officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file with the Securities and Exchange Commission and the Company reports on Form 4 and Form 5 reflecting transactions affecting beneficial ownership. Based solely upon the Company’s review of the information received, the Company believes that, during the year ended December 31, 2006, all persons complied with such filing requirements on a timely basis.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2008 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 12, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. In addition, the Company’s Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

The Annual Report of the Company for the fiscal year ended December 31, 2006, including financial statements, is being mailed under the same cover to each person who was a stockholder of record on March 26, 2007. The Company will deliver only one Proxy Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement by contacting the Company at the address set forth below or at (818) 706-5100.

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy. Stockholders may write to K•Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361, Attention: George Powlick, Vice President—Finance to receive a copy.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Steven Nichols

Chairman of the Board and President

Westlake Village, California

April 10, 2007

PROXY	K-SWISS INC.	PROXY
Class A Common Stock
Proxy for Annual Meeting of Stockholders, May 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 22, 2007 at 10:00 a.m., Los Angeles time at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2007 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 22, 2007, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 and according to the judgment of the proxies with respect to Item 3, unless otherwise specified.

(Continued and to be signed on reverse side.)

K-SWISS INC.

P.O. BOX 11251

NEW YORK, N.Y. 10203-0251

Ú  DETACH PROXY CARD HERE  Ú

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.
Nominees: David Lewin, Mark Louie
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)								To change your address, please mark this box.	☐
*Exceptions								To include any comments, please mark this box.	☐

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2007							S C A N L I N E

	FOR	☐	AGAINST	☐	ABSTAIN	☐		Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here

PROXY	K-SWISS INC.	PROXY
Class B Common Stock
Proxy for Annual Meeting of Stockholders, May 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 22, 2007 at 10:00 a.m., Los Angeles time at the K-Swiss Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2007 Annual Meeting and, revoking all prior proxies, appoints Steven Nichols and George Powlick, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Class B Common Stock of the undersigned in K-Swiss Inc., at the Annual Meeting of Stockholders to be held on May 22, 2007, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side hereof.

This Proxy will be voted FOR Items 1 and 2 and according to the judgment of the proxies with respect to Item 3, unless otherwise specified.

(Continued and to be signed on reverse side.)

K-SWISS INC.

P.O. BOX 11251

NEW YORK, N.Y. 10203-0251

Ú  DETACH PROXY CARD HERE  Ú

☐	PLEASE MARK, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS

	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof and as to which the undersigned hereby confers discretionary authority.
Nominees: Steven Nichols, George Powlick, Lawrence Feldman, Stephen Fine
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.)								To change your address, please mark this box.	☐
*Exceptions								To include any comments, please mark this box.	☐

2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2007							S C A N L I N E

	FOR	☐	AGAINST	☐	ABSTAIN	☐		Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

Date	Share Owner sign here	Co-Owner sign here